EXHIBIT 99.1

j2 Global Reports Second Quarter 2012 Results

Achieves Record Quarterly and Six Month Revenues and
Quarterly and Six Month Free Cash Flows
Increases Quarterly Dividend by 2.3% to $0.22 Per Share

LOS ANGELES - August 1, 2012 - j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the second quarter ended June 30, 2012 and announced that its Board of Directors has declared a quarterly cash dividend of $0.22 per share.

j2 achieved several quarterly records, including the following:

•	Revenues of $89.5 million
•	Earnings Per Diluted Share of $0.67
•	Non-GAAP Earnings Per Diluted Share(1) (2) of $0.70
•	Free Cash Flow(3) of $45.6 million
•	Churn(5) of 2.3%

j2 added approximately 33,000 net DIDs in the quarter.

SECOND QUARTER 2012 RESULTS

Revenues increased 4.4% to a quarterly record $89.5 million compared to $85.7 million for Q2 2011.

Earnings per diluted share increased 9.8% to a quarterly record $0.67 compared to $0.61 for Q2 2011.

Non-GAAP earnings per diluted share(1) (2) increased 7.7% to a quarterly record $0.70 compared to $0.65 for Q2 2011.

Free cash flow(3) increased 8.6% to a quarterly record $45.6 million compared to $42.0 million for Q2 2011.

j2 ended the quarter with $206.8 million in cash and investments after deploying, during the quarter, approximately $9.9 million for j2's regular quarterly dividend and approximately $19.8 million to repurchase 826,000 shares of j2 common stock.

Key financial results for second quarter 2012 versus second quarter 2011 are set forth in the following table (in millions, except per share).  Reconciliations of Non-GAAP earnings per diluted share and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2012	Q2 2011	% Change
Revenues	$89.5	$85.7	4.4%
Earnings per Diluted Share (4)	$0.67	$0.61	9.8%
Non-GAAP Earnings per Diluted Share (1) (2)	$0.70	$0.65	7.7%
Free Cash Flow (3)	$45.6	$42.0	8.6%

(1)
For Q2 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and gain on sale of an investment, in each case net of tax. For Q2 2011, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes and certain acquisition-related integration costs, in each case net of tax.

(2)	The estimated Non-GAAP effective tax rate was approximately 24.1% for Q2 2012 and approximately 25.7% for Q2 2011.

(3)	Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation.

(4)	The estimated effective tax rate was approximately 23.6% for Q2 2012 and approximately 25.4% for Q2 2011.

(5)
For a definition of churn, please refer to page 17 of our Q2 2012 Investor Presentation available at http://investor.j2global.com and filed with the SEC as Exhibit 99.2 to a Current Report on Form 8-K.

“Based on this quarter's strong DID growth and record low churn we are reaffirming our earnings guidance for the year even with the added 11 to 13 cents per share interest impact from our recent $250 million bond issuance”, said Hemi Zucker, chief executive officer of j2.  "With these additional funds, we now have more than $450 million in cash and investments, expanding the array of opportunities we can pursue to grow our company."

DIVIDEND

j2's Board of Directors has approved a quarterly cash dividend of $0.22 per common share, a 2.3% increase versus last quarter's dividend and a 10% increase versus our first quarterly dividend a year ago. This is j2's fourth consecutive quarterly dividend increase. The dividend will be paid on August 29, 2012 to all shareholders of record as of the close of business on August 13, 2012. Future dividends will be subject to Board approval.

BUSINESS OUTLOOK

j2 is reaffirming its previously issued financial estimates for fiscal 2012 of revenues between $345 and $365 million and Non-GAAP net earnings per diluted share to be approximately the same as for 2011.

It is anticipated that the normalized tax rate for 2012 (exclusive of the release of reserves for uncertain tax positions) will be between 24% and 26%.

About j2
Founded in 1995, j2 Global, Inc. provides cloud services to individuals and businesses around the world. j2's network spans 49 countries on six continents. The Company offers Internet fax, voice and email solutions. j2 Global markets its services principally under the brand names eFax®, Onebox®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and CampaignerCRM™. As of December 31, 2011, j2 had achieved 16 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:
Laura Hinson
j2 Global, Inc.
800-577-1790
laura.hinson@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2011 Annual Report on Form 10-K filed by j2 Global on February 28, 2012, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2012	2011

ASSETS
Cash and cash equivalents	$142,873	$139,359
Short-term investments	41,744	38,513
Accounts receivable,
net of allowances of $4,172 and $3,404, respectively	20,242	19,071
Prepaid expenses and other current assets	6,215	14,311
Deferred income taxes	2,151	1,643

Total current assets	213,225	212,897

Long-term investments	22,217	43,077
Property and equipment, net	14,095	14,438
Goodwill	289,259	279,016
Other purchased intangibles, net	101,912	98,067
Deferred income taxes	6,144	3,160
Other assets	2,429	516

TOTAL ASSETS	$649,281	$651,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$26,236	$24,070
Income taxes payable	3,697	1,510
Deferred revenue	28,366	26,695
Liability for uncertain tax positions	5,523	5,523

Total current liabilities	63,822	57,798

Liability for uncertain tax positions	28,144	24,554
Deferred income taxes	11,305	12,102
Other long-term liabilities	2,500	2,342

Total liabilities	105,771	96,796

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	536	554
Additional paid-in capital	195,538	197,374
Treasury stock	(112,671)	(112,671)
Retained earnings	462,658	472,595
Accumulated other comprehensive loss	(2,551)	(3,477)

Total stockholders' equity	543,510	554,375

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$649,281	$651,171

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011

Revenues
Subscriber	$88,071	$85,298	$172,896	$158,166
Other	1,394	378	3,221	894

Total revenues	89,465	85,676	176,117	159,060

Cost of revenues (including share-based compensation of $192 and $434 for the three and six months of 2012, respectively, and $246 and $490 for the three and six months of 2011, respectively)	16,187	15,158	32,051	30,950

Gross profit	73,278	70,518	144,066	128,110

Operating expenses:

Sales and marketing (including share-based compensation of $352 and $727 for the three and six months of 2012, respectively, and $351 and $699 for the three and six months of 2011, respectively)	13,860	14,345	28,720	29,856

Research, development and engineering (including share-based compensation of $117 and $233 for the three and six months of 2012, respectively, and $110 and $257 for the three and six months of 2011, respectively)	4,617	3,837	9,106	8,609

General and administrative (including share-based compensation of $1,494 and $3,054 for the three and six months of 2012, respectively, and $1,524 and $2,990 for the three and six months of 2011, respectively)	14,774	14,392	28,603	28,634

Total operating expenses	33,251	32,574	66,429	67,099

Operating earnings	40,027	37,944	77,637	61,011

Interest and other income (expense), net	809	299	90	(28)

Earnings before income taxes	40,836	38,243	77,727	60,983

Provision for income taxes	9,648	9,729	18,000	1,534

Net earnings	$31,188	$28,514	$59,727	$59,449

Basic net earnings per common share	$0.68	$0.63	$1.28	$1.31

Diluted net earnings per common share	$0.67	$0.61	$1.27	$1.27

Basic weighted average shares outstanding	45,373,930	45,399,940	45,887,185	45,247,381

Diluted weighted average shares outstanding	45,569,564	46,723,792	46,203,491	46,663,866

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2012	2011

Cash flows from operating activities:
Net earnings	$59,727	$59,449
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	10,197	10,081
Amortization of discount or premium of investments	581	296
Share-based compensation	4,425	4,436
Excess tax benefit from share-based compensation	(1,107)	(2,122)
Provision for doubtful accounts	2,601	2,334
Deferred income taxes	(3,307)	(59)
Decrease (increase) in:
Accounts receivable	(1,313)	(4,833)
Prepaid expenses and other current assets	(425)	3,257
Other assets	(257)	(50)
(Decrease) increase in:
Accounts payable and accrued expenses	(2,142)	(553)
Income taxes payable	11,903	7,632
Deferred revenue	822	10,450
Liability for uncertain tax positions	3,590	(10,132)
Other liabilities	29	365
Net cash provided by operating activities	85,324	80,551

Cash flows from investing activities:
Purchase of certificate of deposit	(9,157)	—
Sales of available-for-sale investments	55,061	8,576
Purchases of available-for-sale investments	(28,242)	(28,542)
Purchases of property and equipment	(2,790)	(2,481)
Purchases of intangible assets	(2,745)	(1,860)
Acquisition of businesses, net of cash received	(18,843)	1,260
Net cash used in investing activities	(6,716)	(23,047)

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(60,224)	(1,243)
Issuance of common stock under employee stock purchase plan	61	77
Exercise of stock options	2,991	5,617
Excess tax benefit from share-based compensation	1,107	2,122
Dividends paid	(19,901)	—
Debt issuance costs	(77)	—
Net cash (used in) provided by financing activities	(76,043)	6,573

Effect of exchange rate changes on cash and cash equivalents	949	878

Net increase in cash and cash equivalents	3,514	64,955
Cash and cash equivalents at beginning of period	139,359	64,752
Cash and cash equivalents at end of period	$142,873	$129,707

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes; (2) elimination of certain acquisition and related exit costs; (3) elimination of gain on sale of certain investment and (4) elimination of income tax provision associated with shared-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	THREE MONTHS ENDED JUNE 30, 2012				THREE MONTHS ENDED JUNE 30, 2011

			(3)				(2)
		(1)	Gain on			(1)	Acquisition
		Share-based	Sale of	Non-		Share-based	and Exit	Non-
	GAAP	Compensation	Investment	GAAP	GAAP	Compensation	Costs	GAAP

Cost of revenues	16,187	(192)	—	15,995	15,158	(246)	(18)	14,894

Operating expenses:
Sales and marketing	13,860	(352)	—	13,508	14,345	(351)	(24)	13,970
Research, development and engineering	4,617	(117)	—	4,500	3,837	(110)	(28)	3,699
General and administrative	14,774	(1,500)	—	13,274	14,392	(1,545)	(589)	12,258

Interest and other income (expense)	809	—	(180)	629	299	—	—	299

Income tax provision (4)	$9,648	710	(43)	$10,315	$9,729	695	167	10,591

Net earnings	$31,188	1,451	(137)	$32,502	$28,514	1,557	492	$30,563

Net earnings per share*:
Basic	$0.68	0.03	0.00	$0.71	$0.63	0.03	0.01	$0.67
Diluted	$0.67	0.03	0.00	$0.70	$0.61	0.03	0.01	$0.65

* The reconciliation of Net earnings per share from GAAP to Non-GAAP may not foot due to rounding.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Earnings Per Share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of the impact to revenues resulting from a change in estimate of deferred revenue; (2) elimination of share-based compensation expense and the associated payroll taxes; (3) elimination of certain acquisition and related exit costs; (4) elimination of gain on sale of certain investment; (5) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations and (6) elimination of income tax provision associated with change in estimate of deferred revenue, share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	SIX MONTHS ENDED JUNE 30, 2012					SIX MONTHS ENDED JUNE 30, 2011
							(1)
			(3)	(4)			Change in		(3)	(5)
		(2)	Acquisition	Gain on			Estimate of	(2)	Acquisition	Uncertain
		Share-based	and Exit	Sale of	Non-		Deferred	Share-based	and Exit	Tax	Non-
	GAAP	Compensation	Costs	Investment	GAAP	GAAP	Revenue	Compensation	Costs	Position	GAAP

Revenues:
Subscriber	$172,896	—	—	—	$172,896	$158,166	$10,325	—	—	—	$168,491

Cost of revenues	32,051	(434)	(6)	—	31,611	30,950	—	(496)	(339)	—	30,115

Operating expenses:
Sales and marketing	28,720	(727)	(90)	—	27,903	29,856	—	(705)	(764)	—	28,387
Research, development and engineering	9,106	(233)	(5)	—	8,868	8,609	—	(262)	(663)	—	7,684
General and administrative	28,603	(3,130)	(48)	—	25,425	28,634	—	(3,042)	(1,404)	—	24,188

Interest and other income (expense)	90	—	—	(180)	(90)	(28)	—	—	—	—	(28)

Income tax provision (6)	18,000	1,443	34	(43)	19,434	1,534	2,707	1,377	815	14,059	20,492

Net earnings	$59,727	3,081	115	(137)	$62,786	$59,449	7,618	3,128	2,355	(14,059)	$58,491

Net earnings per share*:
Basic	$1.28	0.07	0.00	0.00	$1.35	$1.31	0.17	0.07	0.05	(0.31)	$1.29
Diluted	$1.27	0.07	0.00	0.00	$1.34	$1.27	0.16	0.07	0.05	(0.30)	$1.25

* The reconciliation of Net earnings per share from GAAP to Non-GAAP may not foot due to rounding.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Earnings Per Share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2012
Net cash provided by operating activities	$38,942	$46,382			$85,324
Less: Purchases of property and equipment	(1,159)	(1,631)			(2,790)
Add: Excess tax benefit from share-based compensation	286	821			1,107
Free cash flows	$38,069	$45,572	$—	$—	$83,641

2011
Net cash provided by operating activities	$38,153	$42,398	$28,682	$41,515	$150,748
Less: Purchases of property and equipment	(625)	(1,860)	(2,590)	(1,769)	(6,844)
Add: Excess tax benefit from share-based compensation	679	1,443	11,124	315	13,561
Free cash flows	$38,207	$41,981	$37,216	$40,061	$157,465

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based n any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.